Exhibit 99.1

Kraft Foods Group, Inc.

Condensed Consolidated Statements of Earnings

(in millions of dollars, except per share data) (Unaudited)

	2012 Quarters				2012
	First	Second	Third	Fourth	Full Year

Net revenues	$4,453	$4,786	$4,606	$4,494	$18,339

Cost of sales	3,004	3,150	3,017	3,328	12,499

Gross profit	1,449	1,636	1,589	1,166	5,840

Selling, general and administrative expenses	670	687	806	866	3,029

Asset impairment and exit costs	38	38	26	39	141

Operating income	741	911	757	261	2,670
Operating income margin	16.6%	19.0%	16.4%	5.8%	14.6%

Interest and other expense, net	(2)	(21)	(106)	(129)	(258)

Royalty income from Mondelēz International	12	16	13	—	41

Earnings before income taxes	751	906	664	132	2,453

Provision for income taxes	268	303	198	42	811
Effective tax rate	35.7%	33.4%	29.8%	31.8%	33.1%

Net earnings	$483	$603	$466	$90	$1,642

Per common share data[1,2]:
Basic earnings per share	$0.82	$1.02	$0.79	$0.15	$2.77

Diluted earnings per share	$0.82	$1.02	$0.79	$0.15	$2.75

Weighted-average common shares outstanding:
Basic	591	591	591	591	591
Diluted	591	591	591	596	596

[1]

On October 1, 2012, Mondelēz International, Inc. distributed 592 million shares of Kraft Foods Group common stock to Mondelēz International's shareholders in connection with its spin-off of Kraft Foods Group. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the first, second, and third quarters presented above for the number of Kraft Foods Group shares outstanding immediately following this transaction. We grant shares of restricted stock and restricted stock units that are considered to be participating securities. Due to the presence of participating securities, we have calculated our earnings per share using the two-class method.

[2]	Basic and diluted EPS are computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not equal the total for the year.

Kraft Foods Group, Inc.

Condensed Consolidated Statements of Earnings

(in millions of dollars, except per share data) (Unaudited)

	2011 Quarters				2011
	First	Second	Third	Fourth	Full Year

Net revenues	$4,405	$4,741	$4,474	$5,035	$18,655

Cost of sales	2,889	3,191	3,109	3,624	12,813

Gross profit	1,516	1,550	1,365	1,411	5,842

Selling, general and administrative expenses	766	709	638	903	3,016

Asset impairment and exit costs	—	—	(2)	—	(2)

Operating income	750	841	729	508	2,828
Operating income margin	17.0%	17.7%	16.3%	10.1%	15.2%

Interest and other expense, net	(2)	(1)	(3)	(1)	(7)

Royalty income from Mondelēz International	10	13	14	18	55

Earnings before income taxes	758	853	740	525	2,876

Provision for income taxes	276	310	308	207	1,101
Effective tax rate	36.4%	36.3%	41.6%	39.4%	38.3%

Net earnings	$482	$543	$432	$318	$1,775

Per common share data[1,2]:
Basic earnings per share	$0.82	$0.92	$0.73	$0.54	$3.00

Diluted earnings per share	$0.82	$0.92	$0.73	$0.54	$3.00

Weighted-average common shares outstanding:
Basic	591	591	591	591	591
Diluted	591	591	591	591	591

[1]

On October 1, 2012, Mondelēz International, Inc. distributed 592 million shares of Kraft Foods Group common stock to Mondelēz International's shareholders in connection with its spin-off of Kraft Foods Group. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the four quarters and the full year presented above for the number of Kraft Foods Group shares outstanding immediately following this transaction. We grant shares of restricted stock and restricted stock units that are considered to be participating securities. Due to the presence of participating securities, we have calculated our earnings per share using the two-class method.

[2]	Basic and diluted EPS are computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not equal the total for the year.

Kraft Foods Group, Inc.

Net Revenues, Operating Income and Restructuring Program Costs1 by Segment

(in millions of dollars) (Unaudited)

	2012 Quarters				2012	2011 Quarters				2011
	First	Second	Third	Fourth	Full Year	First	Second	Third	Fourth	Full Year

Net revenues:

Beverages	$708	$778	$682	$566	$2,734	$821	$779	$681	$725	$3,006
Cheese	932	900	917	1,096	3,845	874	875	902	1,159	3,810
Refrigerated Meals	807	903	891	695	3,296	792	881	863	792	3,328
Grocery	1,080	1,216	1,127	1,128	4,551	1,009	1,202	1,075	1,270	4,556
International & Foodservice	926	989	989	1,009	3,913	909	1,004	953	1,089	3,955

Net revenues	$4,453	$4,786	$4,606	$4,494	$18,339	$4,405	$4,741	$4,474	$5,035	$18,655

	2012 Quarters				2012	2011 Quarters				2011
	First	Second	Third	Fourth	Full Year	First	Second	Third	Fourth	Full Year

Operating income:

Beverages	$98	$135	$76	$(49)	$260	$161	$138	$103	$48	$450
Cheese	167	157	159	135	618	134	143	146	206	629
Refrigerated Meals	93	131	114	41	379	105	99	107	8	319
Grocery	339	409	300	256	1,304	293	390	318	315	1,316
International & Foodservice	101	126	129	125	481	101	143	130	110	484
Unrealized gains / (losses) on hedging activities	1	5	52	(45)	13	(3)	(28)	(20)	(13)	(64)
Certain postemployment benefit plan costs	(57)	(42)	(60)	(146)	(305)	(27)	(28)	(37)	(148)	(240)
General corporate expenses	(1)	(10)	(13)	(56)	(80)	(14)	(16)	(18)	(18)	(66)

Operating income	$741	$911	$757	$261	$2,670	$750	$841	$729	$508	$2,828

	2012 Quarters				2012	2011 Quarters				2011
	First	Second	Third	Fourth	Full Year	First	Second	Third	Fourth	Full Year

Restructuring Program costs[1]:

Beverages	$6	$11	$24	$22	$63	$—	$—	$—	$—	$—
Cheese	19	26	11	42	98	—	—	—	—	—
Refrigerated Meals	6	5	6	13	30	—	—	—	—	—
Grocery	13	10	10	16	49	—	—	—	—	—
International & Foodservice	11	9	3	9	32	—	—	—	—	—
Corporate expenses	—	—	—	31	31	—	—	—	—	—

Restructuring Program costs	$55	$61	$54	$133	$303	$—	$—	$—	$—	$—

[1]	Restructuring Program costs consist of restructuring costs, implementation costs, and transition costs associated with our spin-off from Mondelēz International, Inc.